UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2008
PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
000-31311
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	25-1701361 (I.R.S. Employer Identification No.)
333 West San Carlos Street, Suite 700
San Jose, CA 95110
(Address of principal executive offices, with zip code)
(408) 280-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 5.02. Departure of Directors or Principal Offers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 6, 2008, PDF Solutions, Inc. (the “Company”) received notice from the staff of the Nasdaq Stock Market (“Nasdaq”) indicating that, due to the August 4, 2008 resignation of Susan H. Billat as a member of the Company’s Board of Directors (including her position as a member of the Board’s Audit Committee), the Company was not currently in compliance with Nasdaq Marketplace Rule 4350(d)(2) which requires listed companies to have at least three members on the Board’s Audit Committee, and Nasdaq Marketplace Rule 4350(c)(1) which requires listed companies to have a majority of independent board members on their Board of Directors. As a result of Ms. Billat’s resignation, the Board’s Audit Committee currently has two members and the Company’s Board of Directors does not have a majority of independent directors. However, consistent with Marketplace Rule 4350(d)(4), Nasdaq will provide the Company with a cure period until the earlier of the date of the Company’s next annual meeting of the stockholders and August 4, 2009.
In accordance with Marketplace Rule 4803(a), on August 8, 2008, the Company issued a press release announcing the Company’s receipt of the Nasdaq listing standards notice, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Principal Offers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On August 4, 2008, Susan H. Billat resigned as a director of the Company to spend more time with her family. Ms. Billat’s resignation was not as a result of a disagreement with the Company on any matter relating to its operations, policies or practices.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)
By:	/s/ Keith A. Jones
Keith A. Jones
Vice President, Finance and Chief Financial Officer

Dated: August 8, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 8, 2008.